EXHIBIT 99

CONTACT:        Thor Erickson – Investor Relations    (770) 989-3110
                        Laura Brightwell – Media Relations   (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES AFFIRMS FULL YEAR 2009 GUIDANCE

ATLANTA, May 14, 2009 – Coca-Cola Enterprises (NYSE: CCE) today said second quarter business trends are broadly in line with expectations and affirmed its full-year 2009 earnings guidance of $1.24 to $1.29 per share. This guidance excludes one-time, nonrecurring items and includes an estimated 20-cent per share negative impact from currency translation based on recent rates.

CCE is providing this update to its 2009 business performance in advance of an analyst presentation at the Goldman Sachs Consumer Products Symposium. Chairman and Chief Executive Officer John F. Brock and Executive Vice President and Chief Financial Officer Bill Douglas will participate in the conference.

The company’s presentation to the Goldman Sachs conference is planned for approximately 4:10 p.m. ET today, May 14.  The public can access a live webcast of the presentation through the Company’s web site, www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.  For more information about our company, please visit our website at www.cokecce.com.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.
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